                                                                            EX.3

     THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 8 HEREOF. EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE SUBORDINATION PROVISIONS OF THIS AGREEMENT.

                          SUBORDINATED NOTE AGREEMENT
                          ---------------------------



     THIS SUBORDINATED NOTE AGREEMENT is made the 29th day of August, 1997, by and among NEWS AMERICA HOLDINGS INCORPORATED, a Delaware Corporation ("Lender"), FOX KIDS WORLDWIDE, INC. (together with any successors or assigns, the "Borrower"), a Delaware corporation, and CITICORP USA, INC., as administrative agent under the Senior Loan Agreement (as hereinafter defined).

     WHEREAS, Lender has agreed to loan to Borrower, and Borrower has agreed to borrow from Lender, $345,513,864.31, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1.  GENERAL DEFINITIONS
            -------------------

     1.1  Defined Terms.  When used herein, the following terms shall have the
          -------------
following meanings:

     Affiliate - when used in reference to any specified Person, any Person that
     ---------
directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.

     Agreement - this Subordinated Note Agreement, as the same may be modified
     ---------
or amended from time to time.

     Business Day - a day on which the Federal Reserve Bank of New York is open
     ------------
for business in New York, New York.

     Closing Date - August 31, 1997.
     ------------

     Code -  the Internal Revenue Code of 1986, as amended.
     ----

     Dollars and the symbol $ - lawful money of the United States of America.
     -------                -

     Event of Default - as defined in Section 7.1 of this Agreement.
     ----------------

     GAAP - U.S. generally accepted accounting principles, consistently applied.
     ----

     Indebtedness - as applied to any Person, means: (a) all indebtedness for
     ------------
borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

     Indemnities - as defined in Section 9.1 of this Agreement.
     -----------

     Interest - as defined in Section 3.1(A) of this Agreement.
     --------

     Insolvency Laws - as defined in Section 8.1 of this Agreement.
     ---------------

     Insolvency Proceedings - as defined in Section 8.1 of this Agreement.
     ----------------------

     Interest Payment Date - commencing on September 30, 1997, and each
     ---------------------
successive December 31, March 31, June 30 and September 30 on which the Loan is outstanding.

     Lien - any mortgage, deed of trust, pledge, lien, security interest, charge
     ----
or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

     Loan - as defined in Section 2.1 of this Agreement.
     ----

     Loan Documents - this Agreement, the Note, and any and all agreements,
     --------------
instruments and documents executed therewith.

     Maturity Date - as defined in Section 2.2 of this Agreement.
     -------------

     Note - the subordinated promissory note to be made by Borrower on the
     ----
Closing Date in favor of Lender to evidence the Loan, which shall be in the form of Exhibit A annexed hereto, and any note or notes issued in replacement or substitution therefor, as any such note or notes may be further amended, modified, or supplemented from time to time after the execution and delivery hereof.

     Obligations - (i) the obligations of Borrower to pay, as and when due and
     -----------
payable (by scheduled maturity or otherwise), all amounts from time to time owing by it in respect of any Loan Document, whether for principal, Interest (including, without limitation, all Interest that accrues after the commencement of any case, proceeding or other action relating to any Insolvency Proceeding of Borrower), fees, indemnification payments, contract causes of action, costs, expenses or otherwise and (ii) the obligations of Borrower to perform or observe all of its other obligations from time to time existing under any Loan Document.

     Person - an individual, partnership, association, corporation, limited
     ------
liability company, joint stock or other company, entity, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     Prepayment Date - any date upon which the Loan is being prepaid, in whole
     ---------------
or in part, pursuant to Section 3.2 of this Agreement.

     Principal Amount - as defined in Section 2.1 of this Agreement.
     ----------------

     Senior Agent - Citicorp USA, Inc., as administrative agent under the Senior
     ------------
Loan Agreement, and any successor or assignee thereof or any authorized representative of the holders of a majority of the outstanding amount of the Senior Obligations.

     Senior Lenders - any and all lenders that provide financial accommodation,
     --------------
advances and/or credit under the Senior Loan Agreement.

     Senior Loan Agreement - the Credit Agreement, dated as of August 1, 1997,
     ---------------------
by and among Borrower, FCN Holding, Inc., Fox Kids Merger Corporation and Saban Entertainment, Inc., as borrowers; Citicorp USA, Inc., as administrative agent; Citicorp Securities, Inc., as arranger; and the lenders named therein, as lenders, as the same may be further amended or supplemented, amended and restated, refinanced or otherwise modified from time to time after the execution and delivery hereof.

     Senior Loan Documents - the Senior Loan Agreement and any and all
     ---------------------
agreements, instruments and documents executed in connection with the Senior Loan Agreement, as the same may be further modified, amended or supplemented after the execution and delivery thereof.

     Senior Obligations - all of the obligations of Borrower, whether now or
     ------------------
hereafter existing, under or in respect of: (i) the Senior Loan Agreement and the other Senior Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any Insolvency Proceeding, whether or not such interest accrues after the filing of such petition for purposes of any applicable Insolvency Law, or is an allowed claim in such Insolvency Proceeding), premium, fees, indemnification payments, contract causes of action, costs, expenses or otherwise; and (ii) all extensions, modifications, substitutions, amendments, renewals, refinancings, replacements and refundings of any or all of the Senior Obligations referred to in clause (i) of this paragraph, and any instrument or agreement evidencing or otherwise setting forth the terms of any Indebtedness or other Senior Obligations incurred in any such extension, modification, substitution, amendment, renewal, refinancing, replacement or refunding.

     Subsidiary - with respect to any Person, any other Person of which such
     ----------
Person owns or controls the voting of, directly or indirectly through one or more intermediaries, more than fifty percent (50%) of the voting stock or other ownership interests representing more than fifty percent (50%) of the ordinary voting power of such entity at the time of determination.

     Tax -  any tax, levy, impost, duty, withholding, assessment, fee or other
     ---
charge which is assessed, levied or imposed or calculated for any government, governmental, semi-governmental administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity (including without limitation any penalty, addition to tax or interest payable in connection or with any failure to pay or any delay in paying any of the same).

     Voided Payment - as defined in Section 8.5 of this Agreement.
     --------------

     1.2  Certain Matters of Construction.  Terms defined herein in the singular
          -------------------------------
shall have the correlative meaning when used in the plural and vice versa. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to refer to the masculine, feminine and neuter genders. The Section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to the knowledge of Borrower (and phrases of similar import) shall include the knowledge of each of the Subsidiaries of Borrower.

     1.3  Time References.  Unless otherwise indicated herein, all references to
          ---------------
time of day refer to Pacific standard time or Pacific daylight savings time, as in effect in Los Angeles, California on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to Lender, such period shall in any event consist of at least one (1) full day.

ARTICLE 2.  THE LOAN
            --------

     2.1  The Loan.  Lender shall make a loan (the "Loan") to Borrower in the
          --------
principal amount of Three Hundred Forty Five Million Five Hundred Thirteen Thousand Eight Hundred Sixty Four Dollars and Thirty One Cents ($345,513,864.31) (the "Principal Amount"), which shall be funded in full on the Closing Date. Lender shall not have any responsibility as to the use of any of the proceeds of the Loan. The Loan shall be evidenced by the Note in favor of Lender in the form of Exhibit A annexed hereto.

     2.2  Repayment of the Loan.  The Principal Amount shall be repaid on
          ---------------------
September 30, 2007 (the "Maturity Date").

ARTICLE 3.  INTEREST, FEES, PREPAYMENTS AND REPAYMENT
            -----------------------------------------

     3.1  Interest.
          --------

          (A) Interest ("Interest") shall accrue from and after the Closing Date, on the Principal Amount, at the rate of eleven and 56/100 percent (11.56%) per annum, compounded quarterly, on the basis of a three hundred sixty-five
(365)/three hundred sixty-six (366) day year.

          (B) At the option of Borrower, and subject to the subordination provisions set forth in Article 8 hereof, Borrower may on any Interest Payment Date elect to (i) pay any portion or all of the accrued and unpaid interest on the principal amount or (ii) elect to defer such payment until the Maturity Date as provided in Section 3.1(C).

          (C) If, on any Interest Payment Date, Borrower elects to defer the payment of interest until the Maturity Date as provided in Section 3.1(B) or is not permitted to pay interest as a result of the subordination provisions set forth in Article 8 hereof, an amount equal to the Interest which accrued on the Principal Amount from the immediately preceding Interest Payment Date (or in the case of the first Interest Payment Date, which accrued from the Closing Date) through such Interest Payment Date shall be added automatically to the Principal Amount and become a part thereof (such amount of Interest being referred to as "Deferred Interest").

     3.2  Optional Prepayment.
          -------------------

          (A) After the Senior Obligations have been paid in full, or at any earlier time to the extent otherwise expressly permitted under the Senior Loan Agreement, Borrower may prepay the Loan, in whole or in part, at any time, upon at least five (5) Business Days' prior written notice to Lender. Any partial prepayment of the Principal Amount shall be in the amount of Five Hundred Thousand Dollars ($500,000) or in integral multiples of Five Hundred Thousand Dollars ($500,000). Any prepayment of the Principal Amount on a Prepayment Date pursuant to this Section 3.2 shall be accompanied by payment of the amount of:

          (i) all Obligations (other than principal and Interest) due and payable on the Prepayment Date; and

          (ii) all Interest accrued (and not yet paid and added to the Principal Amount as Deferred Interest) on the Principal Amount being prepaid from the Closing Date through the Prepayment Date.

          (B) The prepayment of the Loan pursuant to this Section 3.2 shall be without premium or penalty.

     3.3  Payments.  The Obligations shall be payable as set forth in this
          --------
Section 3.3.

          (A) The Principal Amount shall be due and payable as provided in Sections 2.2, 3.2 or 7.1 hereof, as applicable.

          (B) Interest accrued on the Principal Amount shall be due and payable in arrears on the earliest of (i) each successive Interest Payment Date, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, (iii) the Prepayment Date (but only with respect to the amount of principal being prepaid at such date) or (iv) the Maturity Date. Notwithstanding the foregoing, Borrower may elect not to pay Interest on any Interest Payment Date and defer such payment as provided in Section 3.1(C) above.

          (C) Except as may be otherwise provided in Section 3.2 hereof, costs, fees, expenses and any Obligations payable pursuant to this Agreement other than Principal Amount and Interest shall be due and payable by Borrower to Lender or to any other Person designated by Lender in writing (i) on demand, or (ii) whether or not any demand has been made, upon (a) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or (b) the Maturity Date.

     3.4  Payment Procedures.  Each payment payable by Borrower to Lender under
          ------------------
this Agreement, the Note or any of the other Loan Documents shall be made directly to Lender, not later than 11:00 a.m., on the due date of each such payment, by wire transfer of immediately available federal funds in United States Dollars. If any sum would, but for the provisions of this Section 3.4, the Note or any of the other Loan Documents, become due and payable to Lender on any day which is not a Business Day, then such sum shall become due and payable on the Business Day next succeeding the day on which such sum would otherwise have become due and payable hereunder or thereunder.

     3.5  Taxes.
          -----

          (A)  Gross-up and Other Taxes.  All payments made by the Borrower
               ------------------------
hereunder, and under the Note or any other Loan Document shall be made without setoff, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other Taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the net income of, and branch profit taxes of, any Lender imposed by the jurisdiction in which such Lender is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office or relevant lending office is located or any political subdivision thereof or taxing authority thereof (other than any such Taxes with respect to additional net income arising from the receipt of payments under this Section 3.5) (such non-excluded taxes being hereinafter collectively referred to as "Non-Excluded Taxes"). If the Borrower shall be required by law to deduct or to withhold any Non-Excluded Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to Lender pursuant to this sentence) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made,
(ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send Lender an official receipt (or, if an official receipt is not available, such other documentation as shall be reasonably satisfactory to Lender) showing payment. In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar Taxes, charges or levies that arise from any payment made under the Loan Documents by Borrower or from the execution, delivery, performance, release, discharge, amendment, enforcement, attempted enforcement or registration of, or otherwise with respect to, this Agreement, any other Loan Document or any transaction contemplated by this Agreement or any other Loan Document as any and all of the foregoing relate to Borrower (hereinafter referred to as "Other Taxes").

          (B)  Tax Indemnity.  Borrower shall indemnify Lender for the full
               -------------
amount of Non-Excluded Taxes and Other Taxes, including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.5 (such Taxes being hereinafter referred to as "Gross-Up Taxes") with respect to which Borrower has made a deduction from any payment required to be made to Lender or which are paid by Lender in respect of either the Loan Documents or payments made by Borrower under the Loan Documents (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date Lender makes written demand therefor.

          (C)  Survival of Obligations.  Without prejudice to the survival of
               -----------------------
any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 3.5 shall survive the payment in full by Borrower of all principal and Interest hereunder, until six (6) months after the expiration of the applicable statute of limitation with respect to any Gross-Up Taxes, Non-Excluded Taxes and Other Taxes.

          (D)  Filings by Lender.  (i) Borrower shall use reasonable efforts in
               -----------------
good faith to file (or update the filing of) any certificate or document provided or requested by Lender or take any reasonable action requested by Lender if the filing of such certificate or document or the taking of such action would avoid the need for, reduce the amount of, or assist in the recovery of any payment of Taxes, or avoid the circumstances giving rise to the need for such payment, and (ii) in the event Borrower fails to exercise the reasonable efforts in good faith described in Section 3.5(D)(i) above, the Taxes arising from such failure shall be considered Non-Excluded Taxes and Borrower shall indemnify Lender in accordance with Section 3.5(B).

     3.6  Application of Payments and Collections.  Borrower irrevocably waives
          ---------------------------------------
the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or any Person designated by Lender against the Obligations, in such manner as Lender may deem advisable consistent with the terms of this Agreement, notwithstanding any entry by Lender upon any of its books and records. Notwithstanding the foregoing provisions of this Section 3.6, unless otherwise specified by Lender, any payment or collection in respect of any of the Obligations (other than quarterly payments of Interest pursuant to Section 3.1 hereof) shall be applied by Lender (a) first, to the payment of all Obligations (if any) other than the principal and Interest due and payable at such time, (b) next, to the payment of all Interest which shall then be due and payable on the Principal Amount and (c) next, to the payment of the outstanding Principal Amount.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES
            ------------------------------

     To induce Lender to enter into this Agreement and to make advances hereunder, Borrower represents and warrants to Lender, on the Closing Date, that:

     4.1  Organization, Good Standing, Etc.  Borrower (i) is a corporation, duly
          ---------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite corporate power and authority to conduct its business as now conducted and to make the borrowings hereunder and to consummate the transactions contemplated by the Loan Documents to which it is a party.

     4.2  Authorization, Etc.  The execution, delivery and performance by
          -------------------
Borrower of each of the Loan Documents to which it is a party (i) have been duly authorized by all necessary corporate action on the part of Borrower, (ii) do not and will not contravene the charter and by-laws of Borrower, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, except where such conflict would not have a material adverse effect on the business, condition (financial or otherwise) operations or assets of the Borrower and its Subsidiaries taken as a whole (a "Material Adverse Effect"), (iii) do not and will not result in the violation, breach of, conflict with, accelerate the due date of any payments under, or (without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract to which the Borrower or any of its Subsidiaries is a party, or to which any of their respective assets are subject or otherwise bound which would not have a Material Adverse Effect, and
(iv) do not and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

     4.3  Governmental Approvals.  No authorization or approval or other action
          ----------------------
by, and no notice to or filing with, any governmental authority or other regulatory body is required in connection with the due execution, delivery and performance by each of Borrower or any Subsidiary of each of the Loan Documents to which it is a party.

     4.4  Enforceability of Loan Documents.  This Agreement is, and each other
          --------------------------------
Loan Document to which each of Borrower or any Subsidiary is a party, when delivered hereunder, will be, legal, valid and binding obligations of Borrower and each Subsidiary, as the case may be, enforceable against Borrower and each Subsidiary in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and by general principles of equity.

ARTICLE 5.  COVENANTS AND CONTINUING AGREEMENTS
            -----------------------------------

     So long as any amount owing in respect of the Obligations (whether or not due) shall remain unpaid, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

     5.1  Compliance with Laws, Etc.  Comply, and cause each of its Subsidiaries
          --------------------------
to comply, with all applicable laws, rules, regulations and orders, except where such failure to comply would not, either in any case or in the aggregate, reasonably be likely to result in a Material Adverse Effect.

     5.2  Preservation of Existence, Etc.  Maintain and preserve, and cause each
          -------------------------------
of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary, except (i) where the failure to maintain and preserve the existence, rights and privileges of Borrower or its Subsidiaries would not, either in any single case or in the aggregate, reasonably be likely to result in a Material Adverse Effect, or (ii) where such failure to qualify would not, either in any case or in the aggregate, reasonably be likely to result in a Material Adverse Effect.

     5.3  Keeping of Records and Books of Account.  Keep, and cause each of its
          ---------------------------------------
Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with GAAP.

     5.4  Further Assurances.  Shall, and shall cause each Subsidiary to, do,
          ------------------
execute, acknowledge and deliver, at the sole cost and expense of Borrower or any such Subsidiary, all such further acts and assurances as Lender may reasonably require from time to time in order to better assure and confirm unto Lender the rights now or hereafter intended to be granted to it under this Agreement, any Loan Document or any other instrument under which Borrower or any of its Subsidiaries may be or may hereafter become bound for carrying out the intention or facilitating the performance of the terms of the Agreement.

     5.5  Characterization of Note.  Lender and Borrower shall at all times
          ------------------------
characterize the Note as "indebtedness" rather than "stock" for all purposes whatsoever and will not take any position or action to the contrary thereto unless required by law. Neither Lender nor Borrower will disclose treatment of the Note in a manner inconsistent with the characterization of the Note as "indebtedness" within the meaning of the Code Section 385(c) in any return, information statement or other filing with the Internal Revenue Service.

ARTICLE 6.  CONDITIONS PRECEDENT
            --------------------

     As a condition precedent to Lender making the Loan hereunder, the following conditions, as the case may be, shall be fulfilled in a manner reasonably satisfactory to Lender:

     6.1  Delivery of Documents.  Lender shall have received the following
          ---------------------
documents on or prior to the Closing Date:

          (A) the Note, duly executed and delivered by Borrower, and any other instruments, documents or certificates executed by Borrower or any of its Subsidiaries in respect of the transactions contemplated by this Agreement or which are reasonably requested by Lender;

          (B) evidence that Borrower and its Subsidiaries are in full compliance with all of their respective representations, warranties, covenants and agreements set forth in the Senior Loan Documents, that neither Borrower nor its Subsidiaries are in breach of, or default under, any of the Senior Loan Documents and that the Senior Loan Documents are in full force and effect in accordance with their respective terms; and

          (C) such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters.

     6.2  Additional Conditions Precedent.  The following conditions shall be
          -------------------------------
satisfied on the Closing Date, in the sole discretion, reasonably exercised, of
Lender:

          (A) no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement, the other Loan Documents, any Senior Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents; and

          (B) all legal matters in connection with the transactions contemplated by the Loan Documents shall be reasonably satisfactory to Lender and its counsel in their sole discretion.

ARTICLE 7.  EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON DEFAULT
            -------------------------------------------------

     7.1  Events of Default.  The existence of any one or more of the following
          -----------------
events shall constitute an Event of Default:

          (A) Borrower shall fail to pay any (i) principal when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) under the Loan Documents and such failure shall continue unremedied for fifteen
(15) days or (ii) any Interest, any fee, indemnity or other amounts due or other Obligations under any Loan Document when due (unless deferred pursuant to Section 3.1(C) hereof) and such failure shall continue unremedied for thirty
(30) days;

          (B) any representation or warranty made by Borrower or any officer of Borrower under or in connection with any Loan Document shall have been or shall be incorrect in any material respect when made;

          (C) Borrower shall fail to perform or observe any of its Obligations under any Loan Document, including but not limited to any covenant contained in
Article 5 hereof (other than occurrences referred to or embodied in other provisions of this Section 7.1), and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) Borrower's receipt of notice from Lender or (ii) actual knowledge of such breach by Borrower;

          (D) Borrower or any Subsidiary (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such party or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally,
(iii) shall make a general assignment for the benefit of creditors or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (D);

          (E) any proceeding shall be instituted against Borrower or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Borrower or any Subsidiary or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of seventy (70) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; and

          (F) any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower or any governmental authority or other regulatory body having jurisdiction over Borrower, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny in writing that Borrower has any material liability or obligation purported to be created under any Loan Document;

then, and in any such event, and except as otherwise provided in the subordination provisions set forth in Article 8 hereof, Lender may by written notice to Borrower, (i) declare the Loan, all Interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loan, all such Interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence and during the continuance of any Event of Default described in Section 7.1 (C) or (D), the Loan, all such Interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower, and (ii) exercise any and all of its other rights under applicable law, hereunder and under the other Loan Documents.

     7.2  Remedies Cumulative; No Waiver.  All covenants, conditions,
          ------------------------------
provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or thereto or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to, and not in derogation or substitution of, any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to exercise or enforce any rights, powers, or remedies hereunder or under any of the aforesaid agreements or other documents shall not operate as a waiver of such rights, powers and remedies, but all such rights, powers, and remedies shall continue in full force and effect until the outstanding Principal Amount, all Interest and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied, and all rights, powers, and remedies herein provided for are cumulative and none are exclusive.

ARTICLE 8.   SUBORDINATION
             -------------

     8.1 In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of Borrower or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar action or proceeding under the United States Federal Bankruptcy Code or any other federal or state bankruptcy or insolvency laws or any similar Requirements of Law (as such term is defined in the Senior Loan Agreement) of any other jurisdiction covering the protection of creditors' rights or the relief of debtors (collectively, the "Insolvency Laws") or upon an assignment for the benefit of creditors or any other marshalling of the property, assets and liabilities of Borrower or otherwise (each, an "Insolvency Proceeding"), the Senior Agent, for the ratable benefit of the Senior Lenders, shall be entitled to receive payment in full of all of the Senior Obligations before Lender is entitled to receive any payment or distribution of any kind or character on account of all or any of the Obligations, and, to that end, any payment or distribution of any kind or character (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Obligations in any such Insolvency Proceeding (including, without limitation, any payment that may be payable by reason of any other Indebtedness of Borrower being subordinated to payment of the Obligations) shall be paid or delivered forthwith directly to the Senior Agent, for the account of the Senior Lenders, in the same form as so received (with any necessary endorsement or assignment) for application (in the case of cash) to, or to be held as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Obligations until all of the Senior Obligations shall have been paid in full.

     8.2 So long as the Senior Obligations shall not have been paid in full, Lender shall not (a) ask, demand, sue for, take or receive from Borrower (except as otherwise expressly permitted under the Senior Loan Agreement), directly or indirectly, in cash or other property or by setoff or in any manner (including, without limitation, from or by way of collateral), payment of all or any of the Obligations or (b) commence, or join with any creditor other than the Senior Agent in commencing, or directly or indirectly cause Borrower to commence, or assist Borrower in commencing, any Insolvency Proceeding. If Lender, in contravention hereof, shall commence, prosecute or participate in any Insolvency Proceeding, then the Senior Agent may intervene and interpose as a defense or plea the terms of the Note in its own name or in the name of Lender.

     8.3 Until such time as all of the Senior Obligations have been paid in full, if any Insolvency Proceeding is commenced by or against the Payor:

          (A) the Senior Agent is hereby irrevocably authorized and empowered (in its own name or in the name of Lender or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution otherwise payable to Lender in respect of the Note and give acquittance therefor, and to file claims and proofs of claim and take such other action (including, without limitation, voting the Obligations or enforcing any security interest or other lien securing payment of the Obligations) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Agent or any of the other Senior Lenders under the Note; and

          (B) Lender shall duly and promptly take such action as the Senior Agent may reasonably request (i) to collect the Obligations for the account of the Senior Agent, for the ratable benefit of the Senior Lenders, and to file appropriate claims or proofs of claim in respect of the Obligations, (ii) to execute and deliver to the Senior Agent such powers of attorney, assignments or other instruments as the Senior Agent may reasonably request in order to enable the Senior Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Obligations and (iii) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Obligations.

     8.4 All payments or distributions upon or with respect to the Obligations that are received by Lender contrary to the provisions of this Article 8 shall be received in trust for the benefit of the Senior Agent, shall be segregated from other property or funds of Lender and shall be paid or delivered forthwith directly to the Senior Agent, for the account of the Senior Lenders, in the same form as so received (with any necessary endorsement or assignment) to be applied (in the case of cash) to, or held as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Obligations until all of the Senior Obligations shall have been paid in full.

     8.5 To the extent that Borrower or any of its Subsidiaries or any other guarantor of or provider of collateral for the Senior Obligations shall make any payment on the Senior Obligations that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any applicable Insolvency Law or equitable cause (any such payment being a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Obligations that had been previously satisfied by such Voided Payment shall be reinstated and continue in full force and effect as if such Voided Payment had never been made. To the extent that Lender shall have received any payments subsequent to the date of the initial receipt of such Voided Payment by the Senior Agent or any of the Senior Lenders and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or required to be repaid to a trustee, receiver, or any other party under any applicable Insolvency Law or equitable cause, Lender shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Senior Agent, and Lender hereby agrees to pay to the Senior Agent, upon demand, the full amount so received by Lender during such period of time to the extent necessary to fully restore to the Senior Lenders the amount of such Voided Payment, which amount shall be applied as set forth in Section 8.4.

     8.6 The Senior Agent is hereby authorized to demand specific performance of the subordination provisions of this Article 8, whether or not Borrower shall have complied with any of the provisions hereof applicable to it, at any time when Lender shall have failed to comply with any of the subordination provisions of this Article 8. Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

     8.7  Lender will not:

          (A) (i) cancel or otherwise discharge any of the Obligations (except upon payment in full of the Senior Obligations), (ii) convert or exchange any of the Obligations into or for any other Indebtedness, (iii) convert or exchange any of the Obligations into or for any equity interest in the Borrower or otherwise unless such equity interest in pledged to the Senior Agent, on behalf of the Senior Lenders, under the applicable Senior Loan Documents immediately following such conversion or exchange or (iv) subordinate any of the Obligations to any Indebtedness of Borrower other than the Senior Obligations;

          (B) sell, assign, pledge, encumber or otherwise dispose of any of the Obligations; or

          (C) permit the terms of any of the Obligations to be amended, waived, supplemented or otherwise modified in such a manner as could have an adverse effect upon the rights or interests of the Senior Agent or any of the other Senior Lenders under this Agreement or any of the Loan Documents.

     8.8 No payment or distribution to the Senior Agent or any of the other Senior Lenders pursuant to the provisions of this Agreement or the Note shall entitle Lender to exercise any rights of subrogation in respect thereof, nor shall Lender have any right of reimbursement, restitution, exoneration, contribution or indemnification whatsoever from any property or assets of Borrower or any of the other guarantors, sureties or providers of collateral security for the Senior Obligations, or any right to participate in any claim or remedy of the Senior Agent or any of the Senior Lenders against Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law (including, without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right), until all of the Senior Obligations shall have been paid in full.

     8.9 The holders of the Senior Obligations may, at any time and from time to time, without any consent of or notice to Lender or any other holder of the Obligations and without impairing or releasing the obligations of Lender hereunder:

          (A) change the manner, place or terms of payment of, or change or extend the time of payment of, or renew payment or change or extend the time or payment of, or renew or alter, the Senior Obligations (including any change in the rate of interest thereon), or amend, supplement or otherwise modify in any manner any instrument, agreement or other document under which any of the Senior Obligations is outstanding;

          (B) sell, exchange, release, not perfect and otherwise deal with any of the property or assets of any Person at any time pledged, assigned or mortgaged to secure the Senior Obligations;

          (C) release any Person liable in any manner under or in respect of the Senior Obligations;

          (D) exercise or refrain from exercising any rights against Borrower any other Person; and

          (E) apply to the Senior Obligations any sums from time to time received by or on behalf of the Senior Agent or any of the Senior Lenders.

     8.10 Each of the Borrower and Lender will further mark their respective books of account in such a manner as shall be effective to give proper notice of the effect of the subordination provisions of this Article 8. Each of Borrower and Lender will, at its sole expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Senior Agent may reasonably deem desirable and may request, in order to protect any right or interest granted or purported to be granted under the subordination provisions of this
Article 8 or to enable the Senior Agent or any of the Senior Lenders to exercise and enforce its rights and remedies hereunder.

     8.11 The subordination provisions of this Article 8 are and are intended solely for the purpose of defining the relative rights of the Senior Lenders, on the one hand, and Lender, on the other hand. Such provisions are for the benefit of the Senior Lenders and shall inure to the benefit of, and shall be enforceable by, the Senior Agent, on behalf of itself and the Senior Lenders, directly against Lender, and no Senior Lender shall be prejudiced in its right to enforce subordination of any of the Obligations by any act or failure to act by Borrower or any Person in custody of its property or assets.

     8.12 Nothing contained in this Article 8 is intended to or shall impair, as between the Borrower and Lender, the obligations of Borrower to Lender.

     8.13 For all purposes of this Agreement, the Senior Obligations shall not be deemed to have been paid in full until the latest of (i) payment in full in cash of the aggregate principal amount of all outstanding Advances (as such term is defined in the Senior Loan Agreement), all accrued and unpaid interest thereon, all fees and expenses owing to the Senior Agent or any of the Senior Lenders in connection therewith and all other amounts comprising part of the Senior Obligations, (ii) the expiration or termination of all of the Bank Hedge Agreements (as such term is defined in the Senior Loan Agreement) and (iii) the Termination Date (as such term is defined in the Senior Loan Agreement).

ARTICLE 9.   MISCELLANEOUS
             -------------

       9.1   Indemnification.  In addition to all of Borrower's other
             ---------------
Obligations under this Agreement, Borrower agrees to defend, protect, indemnify and hold harmless Lender and all of its officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnities") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnities, whether prior to or from and after the Closing Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement or of any document executed in connection with the transactions contemplated by this Agreement; (ii) the furnishing of funds to Borrower under this Agreement; (iii) any document executed in connection with the transactions contemplated by this Agreement or
(iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that Borrower shall not have any obligation to any Indemnitee hereunder for any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9.1 may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnities. The foregoing indemnity shall survive the repayment of the Obligations.

     9.2  Amendments, Etc.  No amendment or waiver of any provision of this
          ----------------
Agreement or the other Loan Documents, and no consent to any departure therefrom by Borrower, shall in any event be effective unless the same shall be in writing and signed by Borrower and Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by Lender, (i) reduce the principal of, or interest on, the Loan or Obligations, (ii) postpone any date fixed for any payment of principal of, or interest or fees on, the Loan or the amount of any other Obligations,
(iii) change the percentage of the aggregate unpaid principal amount of the Note, which shall be required for Lender to take any action hereunder or (iv) amend, modify or waive this Section 9.2; and provided further that no such amendment or waiver or consent to any departure therefrom of Article 8 or any other provision that could adversely affect the rights and interests of the Senior Agent or any of the Senior Lenders (under or in respect of the Loan Documents or any of the Senior Loan Documents) in any manner shall be effective without the written consent of the Senior Agent.

     9.3  Expenses; Attorneys' Fees.  Borrower agrees to pay or cause to be
          -------------------------
paid, on demand, and to save Lender harmless against liability for the payment of, all reasonable out-of-pocket expenses, including but not limited to reasonable fees and expenses of counsel for Lender, periodic field audits, from time to time arising from or relating to (other than when arising from the gross negligence or willful misconduct of Lender, as the case may be): (i) any amendments, waivers or consents to this Agreement or the other Loan Documents requested by Borrower whether or not such documents become effective or are given; (ii) upon the occurrence and during the continuance of any Event of Default, the preservation and protection of any of Lender's rights under this Agreement or the other Loan Documents; (iii) the defense of any claim or action asserted or brought against Lender by any Person that arises from this Agreement, any other Loan Document, Lender's claims against Borrower, or any and all matters in connection therewith; (iv) the commencement (other than by Lender, except upon the occurrence and during the continuance of any Event of Default) or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document; (v) upon the occurrence and during the continuance of any Event of Default, the filing of a petition, complaint, answer, motion or other pleading by Lender, or the taking of any action in connection with this Agreement or any other Loan Document; (vi) upon the occurrence and during the continuance of any Event of Default, any attempt to collect from Borrower; and (vii) the receipt of any advice with respect to any of the foregoing.

     9.4  Indulgences Not Waivers.  The failure, at any time or times hereafter,
          -----------------------
to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

     9.5  Severability.  Wherever possible, each provision of this Agreement or
          ------------
any other Loan Document shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such agreement.

     9.6  Cumulative Effect; Conflict of Terms.  The provisions of the other
          ------------------------------------
Loan Documents are hereby made cumulative with the provisions of this Agreement. Except as specifically otherwise provided in this Agreement or in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     9.7  Execution in Counterparts.  This Agreement may be executed in any
          -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     9.8  Notices.  Except as otherwise provided herein, all notices, requests
          -------
and demands to or upon a party hereto to be effective shall be in writing, shall be sent by certified or registered mail, return receipt requested), or by telecopier or delivered by hand or by a recognized overnight courier service and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or, in the case of telecopy notice, when sent, or, in the case of telex, when the appropriate answerback received, addressed as follows:

          (A)   If to Lender:

                News America Holdings Incorporated
                1211 Avenue of the Americas
                New York, NY 10036
                Attention: Arthur M. Siskind, Esq.

                With a copy to:

                Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                551 Fifth Avenue
                New York, NY 10176
                Attention:  Jeffrey W. Rubin, Esq.

          (B)   If to Borrower, at:

                Fox Kids Worldwide, Inc.
                10960 Wilshire Boulevard
                Los Angeles, CA 90024
                Attention:  Mel Woods

                With a copy to:

                Troop Meisinger Steuber & Pasich, LLP
                10940 Wilshire Boulevard
                Los Angeles, CA 90024
                Attention: C.N. Franklin Reddick, III, Esq.

          (C)   If to Senior Agent, at:

                Citicorp USA, Inc.
                399 Park Avenue
                New York, NY  10043
                Attention: Andrew Sriubas, Vice President

                With a copy to:

                Shearman & Sterling
                599 Lexington Avenue
                New York, NY  10022
                Attention:  William Hirschberg, Esq.

or to such other address as each party may designate for itself by like notice given in accordance with this Section 9.8.

     9.9  Demand.  Nothing in this Agreement shall affect or abrogate the demand
          ------
nature of any portion of the Obligations expressly made payable on demand by this Agreement or by any instrument evidencing same, and the occurrence of an Event of Default shall not be a prerequisite for requiring payment of such Obligations, except as provided for in this Agreement.

     9.10 Entire Agreement; Headings.  This Agreement, and the other Loan
          --------------------------
Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     9.11 Governing Law; Consent To Forum.  This Agreement, the Note and the
          -------------------------------
other Loan Documents shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in the State of New York without regard to conflicts of law principles. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, Borrower hereby irrevocably accepts in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Borrower further irrevocably consents to the service of process out of any of the aforementioned courts and in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address for notices contained in Section 9.8, such service to become effective ten (10) days after such mailing. Nothing herein shall affect the right of Lender to service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

     9.12 Right of Set-Off.  Upon the occurrence and during the continuance of
          ----------------
any Event of Default, Lender may, and is hereby authorized to, at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, and subject to the rights of the Senior Agent and the Senior Lenders hereunder, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all obligations of Borrower now or hereafter existing under any Loan Document to the extent such obligations have become due. Lender agrees to notify Borrower promptly after any such set-off and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this
Section 9.12 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

     9.13 No Party Deemed Drafter.  Borrower and Lender agree that no party
          -----------------------
hereto shall be deemed to be the drafter of this Agreement, and Borrower and Lender, further agree that, in the event this Agreement is ever construed by a court of law, such court shall not construe this Agreement or any provision of this Agreement against any party hereto as the drafter of this Agreement.

     9.14 Reinstatement; Certain Payments.  If claim is ever made upon Lender
          -------------------------------
for repayment or recovery of any amount or amounts received by Lender in payment or on account of any of the Obligations under this Agreement, Lender shall give prompt notice of such claim to Borrower, and if Lender repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of its property or
(ii) any good faith settlement or compromise of any such claim effected by Lender with any such claimant, then and in such event, Borrower agrees that (a) any such judgment, decree, order, settlement or compromise shall be binding upon Borrower notwithstanding the cancellation of the Note or other instrument evidencing the Obligations under this Agreement or the other Loan Documents or the termination of this Agreement or the other Loan Documents and (b) it shall be and remain liable to Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lender.

     9.15 Assignment.  Lender may assign to one or more Persons all or a portion
          ----------
of its rights and obligations under this Agreement; provided, however, that, without the prior written consent of Borrower, Lender may not assign its rights and obligations under this Agreement to any Person who is not (a) an individual who is a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States, any State or any political subdivision thereof, (c) an estate the income of which is subject to United States Federal income taxation regardless of its source or (d) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of such trust.

     9.16 Confidentiality.  Lender agrees to exercise all reasonable efforts to
          ---------------
keep any information delivered or made available by Borrower to it which has not been publicly disclosed confidential from anyone other than persons employed or retained by Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loan; provided, however, that nothing herein shall prevent Lender from disclosing such information (i) to its officers, directors, employees, agents, attorneys and accountants who have a need to know such information in accordance with customary practices and who receive such information having been made aware of the restrictions set forth in this Section, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over

Lender, (v) to the extent reasonably required in connection with any litigation to which Lender, Borrower, or any Subsidiary or their respective affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to Lender's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.15.

     IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning hereof.


     Borrower:                          FOX KIDS WORLDWIDE, INC.

                                        By: /s/ Jay Itzkowitz
                                           -------------------------------
                                           Name: Jay Itzkowitz
                                           Title: Vice President and Assistant
                                                  Secretary


     Lender:                            NEWS AMERICA HOLDINGS INCORPORATED

                                        By: /s/ Jon L. Fisse
                                           -------------------------------
                                           Name: Jon L. Fisse
                                           Title:


     Senior Agent:                      CITICORP USA, INC.

                                        By: /s/ Carolyn A. Kee
                                            -------------------------------
                                           Name: Carolyn A. Kee
                                           Title: Attorney-in-fact

Exhibit A - Form of Note
---------


          THIS NOTE AND THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET
          FORTH IN THE SUBORDINATED NOTE AGREEMENT (THE "NOTE AGREEMENT"), DATED AS OF AUGUST 29, 1997. EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE NOTE AGREEMENT.


                         SUBORDINATED PROMISSORY NOTE
                         ----------------------------


No. A-1

$345,513,864.31                                                  August 29, 1997


     FOR VALUE RECEIVED, the undersigned, Fox Kids Worldwide, Inc., a Delaware corporation, having an office at 10960 Wilshire Boulevard, Los Angeles, CA 90024 ("Borrower"), hereby promises to pay to the order of News America Holdings Incorporated, a Delaware corporation (the "Lender"), having an office at 1211 Avenue of the Americas, New York, NY 10036, or registered assigns, in lawful money of the United States, by wire transfer in immediately available federal funds, the principal amount of Three Hundred Forty Five Million Five Hundred Thirteen Thousand Eight Hundred Sixty Four Dollars and Thirty One Cents ($345,513,864.31), loaned by Lender to Borrower pursuant to the Subordinated Note Agreement dated August 29, 1997, among Borrower, Lender and Citicorp USA, Inc. (as amended and modified from time to time, the "Note Agreement"), together with additions to such principal amount and interest thereon as set forth in the Note Agreement, which interest shall accrue from and after the date hereof on the outstanding principal amount of this Note, and such principal amount and interest thereon shall be payable at such times as set forth in the Note Agreement.

     Lender is hereby authorized by Borrower to record on Schedule A to this Note (or on a supplemental Schedule thereto) the amount of the Loan and the amount of each payment or prepayment of principal thereof received by Lender, it being understood, however, that failure to make any such notation shall not affect the rights of Lender or the obligations of Borrower hereunder in respect of this Note. At Lender's option, Lender may record such matters in their internal records rather than recording such matters on such Schedule.

     This Note is referred to in, and is issued pursuant to, the Note Agreement and is entitled to all of the benefits of the Note Agreement and the Loan Documents. All of the terms, covenants and conditions of the Note Agreement and all other instruments evidencing the indebtedness hereunder (including, without limitation, the Loan Documents), are hereby made a part of this Note and are deemed incorporated herein in full. The Note Agreement, among other things, provides for the acceleration of the then outstanding indebtedness hereunder during the existence of an Event of Default, upon the terms and conditions specified therein. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Note Agreement. The Loan and all of the Obligations shall be subordinate to the Senior Obligations, in the manner and to the extent set forth in the Note Agreement. Each transferee of this Note (or any Note or Notes issued in exchange or substitution therefor), by acceptance of this Note (or any Note or Notes issued in exchange or substitution therefor), agrees to such subordination.

     To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity and diligence in collection, and consents that Lender may (with the consent of Borrower) extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the date first above written.


                                        FOX KIDS WORLDWIDE, INC.


                                        By: /s/ Jay Itzkowitz
                                            ----------------------------------
                                            Name: /s/ Jay Itzkowitz
                                            Title: Vice President and Attorney
                                                   General

                                                                      Schedule A
                                                                      ----------


                     Payments         Unpaid       Name of
               ---------------------- Principal    Person
                           Current    Balance of   Making
Date    Amount  Principal  Interest   Note         Notation
----    ------  ---------  --------   ----------   --------